UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock)	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2025, the Boards of Directors Mainstreet Bancshares, Inc. (the "Company") and MainStreet Bank (the "Bank") appointed Wendy Adeler Hall as a director of the Company and the Bank, respectively, to fill the position vacated by Elizabeth Bennett in 2024. Ms. Adeler Hall's appointment will be effective as of October 16, 2025 and she will be up for election in 2026.

Wendy Adeler Hall, age 55, is an accomplished leader in the jewelry industry with over three decades of experience in business development, marketing, and philanthropy. After founding her own successful gourmet food store, Memory Lane, she joined Adeler Jewelers in 1997 as Vice President of Marketing and Philanthropy. Under her leadership, the company grew into a premier custom design jeweler and became known for its community service. In 2011, she transitioned into business development, where she leveraged the brand's visibility by placing jewelry on over 300 celebrities and attracting national retailers. A George Mason University graduate, Wendy believes that community engagement is crucial for business success, a philosophy reflected in her extensive philanthropic work, which includes serving on the Advisory Board of CharityWorks and co-chairing the Brain & Behavior Research Foundation galas.

In connection with Ms. Adeler Hall's appointment, the Board of the Company has appointed her to serve on the Nominating and Compensation Committee. The Board determined the Ms. Adeler Hall is an independent director under Nasdaq listing standards and the Company's corporate governance guidelines.

Ms. Adeler Hall will be eligible to receive compensation for her service on the Board consistent with that provided to all non-employee directors, which is described under the caption “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 21, 2025, and may be adjusted by the Board from time to time. There are no arrangements or understandings between Ms. Adeler Hall and any other person with respect to her appointment to the Boards. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Adeler Hall, or any member of her immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: September 24, 2025	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer